EXHIBIT 5.1


                                  June 14, 1999

Chequemate International
57 West 200 South, Suite 350
Salt Lake City, Utah 84101


                  Re: Issuance of Chequemate International Shares Pursuant to Consulting Contracts and Option Grants

To Whom It May Concern:

                  We have acted as counsel for Chequemate International, Inc., a Utah corporation (the "Company") in conjunction with the preparation of a Form S-8 Registration Statement (the Registration Statement") to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to up to 300,000 shares of the Company's common stock, $0.0001 par value (the "Common Stock"), to be issued pursuant to consulting agreements and options. For the purpose of the Form S-8 registration, the consulting agreements and options are referred to as the "Plan".

         We have examined: (i) the Plan; (ii) the Form S-8 Registration Statement; (iii) the Company's Prospectus pursuant to the Form S-8 Registration;
(iv)  resolutions of the Company's Board of Directors  relating to the Plan; and
(v) such other documents and records as we have deemed necessary to enable us to render this option.

         Based upon the foregoing, we are of the opinion that:

         1. The Company is a corporation validly existing under the laws of the State of Utah.

         2. The Common Stock, when issued and paid for in the manner set forth in the Plan, will be validly issued, fully paid and nonassessable, and no personal liability will attach to the ownership thereof.

         We consent to the use of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not admit that we are "experts" within the meaning of Section

11 of the Securities Act or within the category of persons whose consent is required by Section 7 of said Act.


                                   Sincerely,
                               Bruce L. Dibb, P.C.

                                                     /s/  Bruce L. Dibb
                                                     ------------------
                                                     Bruce L. Dibb
                                       9